Exhibit 10.1

AMENDMENT NO. 1 TO
SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1, dated as of May 25, 2023 (this “Amendment”), to the SECURITIES PURCHASE AGREEMENT (the “Securities Purchase Agreement”), dated as of May 15, 2023, is by and among Ocean Biomedical, Inc., a Delaware corporation with offices located at 55 Claverick Street, Room 325, Providence, Rhode Island 02903 (the “Company”), and the investors signatory thereto (including, the undersigned investor (the “Investor”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Securities Purchase Agreement shall be used herein as therein defined.

RECITALS

A. The Company and the Investor entered into the Securities Purchase Agreement pursuant to which the Investor agreed to purchase certain Notes and Warrants of the Company, upon the terms and subject to the conditions set forth therein.

B. The Company and the Investor desire to amend the Securities Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS. Effective as of the time the Company and the Investor shall have executed and delivered this Amendment (the “Amendment Time”), the Securities Purchase Agreement is hereby amended as follows:

(a) The Disclosure Schedules attached to the Securities Purchase Agreement is hereby amended and restated as the disclosure schedules attached hereto as Exhibit A.

(b) Section 1(b)(ii)(3) of the Securities Purchase Agreement is hereby amended by adding the following:

For the avoidance of doubt, the phrase “all the Registrable Securities” means 100% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the Floor Price (as defined in the Notes) as of such time of determination, (y) interest on the Notes shall accrue through the first anniversary of the Initial Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Floor Price as of such time of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (assuming the issuance of each of the Additional Notes issuable hereunder and without taking into account any limitations on the exercise of the Warrants set forth therein).

(c) Section 7(b)(xxii) shall be amended and restated as follows:

No Equity Conditions Failure (as defined in the Initial Notes) then exists (assuming for such purposes, as applicable, that such applicable Additional Closing shall have occurred immediately prior to such time of determination).

2. MISCELLANEOUS

(a) Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:30 a.m., New York time, on the first Trading Day after the date of this Amendment, file a Current Report on Form 8-K, describing all the material terms of the transactions contemplated by this Amendment in the form required by the 1934 Act, and attaching this Amendment (including all attachments, the “8-K Filing”). From and after the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Amendments and the Transaction Documents (including, without limitation, attaching the form of this Amendment and the Waiver Documents). In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate.

(b) Acknowledgement; Reaffirmation of Obligations; Consent. The Company hereby confirms and agrees that following the Amendment Time, except as set forth in Section 1 above, the Securities Purchase Agreement and each of the other Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

(c) General. The provisions of Section 9 of the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

OCEAN BIOMEDICAL, INC.

By:	/s/ Chirinjeev Kathuria
Name:	Chirinjeev Kathuria
Title:	Executive Chairman

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

INVESTOR:

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Director